TEUCRIUM COMMODITY TRUST
FORM OF AUTHORIZED PURCHASER AGREEMENT

This Teucrium Commodity Trust Authorized Purchaser Agreement (the “Agreement”), dated as of __________________, is entered into by and among Teucrium Commodity Trust (the “Trust”) with respect to each of its series set forth on Exhibit A hereto (each, a “Fund”), Teucrium Trading, LLC, a Delaware limited liability company and the sponsor of the Trust (the “Sponsor”), on behalf of itself and as sponsor of the Trust, and [AUTHORIZED PURCHASER], a [STATE/ TYPE OF ENTITY] (the “Authorized Purchaser”), and is subject to acceptance by The Bank of New York Mellon (the “Administrator,” “Transfer Agent” or “Custodian”).

SUMMARY

The Sponsor serves in its capacity as Sponsor of the Trust pursuant to the Second Amended and Restated Declaration of Trust and Trust Agreement dated as of October 21, 2010 (the “Trust Agreement”).  The Administrator and Foreside Fund Services, LLC (the “Distributor”) each serve as agents of the Sponsor and/or the Trust for all purposes of this Agreement, and all references to agreements, obligations or duties of the Administrator, Transfer Agent, Custodian or Distributor herein shall be deemed references to agreements, obligations or duties of the Sponsor or the Trust acting through the relevant agent.  As provided in the Trust Agreement and described in each Fund’s prospectus, as supplemented and amended from time to time (each a “Prospectus”), common units of fractional undivided beneficial interest in and ownership of a Fund (the “Shares”) may be created or redeemed through the Transfer Agent by the Authorized Purchaser in aggregations of a specified number of Shares stated in a Fund’s Prospectus and restated in Exhibit E hereto (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively; collectively, “Baskets”).  Creation Baskets are offered only pursuant to the most recent registration statement of the Trust with respect to a Fund, as declared effective by the Securities and Exchange Commission (the “SEC”) and as the same may be amended from time to time thereafter (collectively, the “Registration Statement”).  Authorized Purchasers are the only persons that may place orders to create and redeem Creation Baskets or Redemption Baskets.

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the relevant Prospectus.  To the extent there is a conflict between any provision of this Agreement other than the indemnities provided in Section 10 and the provisions of a Prospectus, the provisions of the Prospectus shall control.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1.  Order Placement.
To place an order for the creation or redemption of one or more Baskets (except in the case of an Authorized Purchaser’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold), an Authorized Purchaser must follow the procedures for creation and redemption referred to in Section 4 of this Agreement and attached to this Agreement as Exhibit B (the “Procedures”).

Section 2.  Status and Obligations of Authorized Purchaser.
The Authorized Purchaser represents and warrants and covenants the following:

(a)           The Authorized Purchaser is a participant of the Depository Trust Company (“DTC”) (as such a participant, a “DTC Participant”).  If the Authorized Purchaser ceases to be a DTC Participant, the Authorized Purchaser shall give prompt notice to the Sponsor of such event, and this Agreement shall terminate immediately as of the date the Authorized Purchaser ceased to be a DTC Participant.

(b)           Unless Section 2(c) applies, the Authorized Purchaser either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires.  The Authorized Purchaser will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement.  The Authorized Purchaser will comply with all applicable federal law, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, including, but not limited to those applicable to securities and commodities transactions, and with the Constitution, By-Laws and Conduct Rules of FINRA (if it is a FINRA member) to the extent the foregoing relate to the Authorized Purchaser’s transactions in, and activities with respect to the Baskets.  The Authorized Purchaser will not directly or indirectly offer or sell Shares in or from any state or jurisdiction where they may not lawfully be offered or sold.

(c)           If the Authorized Purchaser is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States, the Authorized Purchaser will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the Commodities Exchange Act (the “CEA”), and the rules and regulations promulgated thereunder, and (iii) if the Authorized Purchaser is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, conduct its business in accordance with the spirit of the FINRA Conduct Rules, in each case to the extent the foregoing relate to the Authorized Purchaser’s transactions in, and activities with respect to the Baskets.

(d)           The Authorized Purchaser has written policies and procedures reasonably designed to comply with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), and the regulations promulgated thereunder.

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(e)           The Authorized Purchaser has the capability to send and receive communications via an authenticated telecommunication facility to and from the Sponsor and its agents, Foreside Fund Services, LLC and The Bank of New York Mellon.  The Authorized Purchaser shall confirm such capability to the satisfaction of the Sponsor and the Distributor by the end of the Business Day  (which shall mean any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading) before placing its first order with the Distributor (whether such order is to create or to redeem Baskets).  If required by the Distributor, the Administrator or the Custodian with respect to authorized telecommunications by telephonic facsimile, the Authorized Purchaser shall enter into a separate agreement with the Distributor, the Administrator or the Custodian, as the case may be, indemnifying such party with respect to its communications by telephonic facsimile.

(f)           Because new Baskets can be created and Shares therein issued on an ongoing basis, at any point during the life of the partnership, a “distribution,” as such term is used in the 1933 Act, may be occurring with respect to resales of these Shares.  The Authorized Purchaser is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act.  The Authorized Purchaser should review the “Plan of Distribution” portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (as defined in Section 4).  In addition to satisfying the prospectus delivery and disclosure requirements of the 1933 Act, the Authorized Purchaser and any other participant in the distribution of the Shares purchased by the Authorized Purchaser also has the obligation to comply with the disclosure delivery requirements under the CEA.  To the extent the Authorized Purchaser has distributed a preliminary Prospectus to prospective investors, if  the Authorized Purchaser has been notified by the Sponsor of material changes made to that document as compared to the final Prospectus, the Authorized Purchaser shall give notice to any prospective investor who received the preliminary Prospectus of such material change prior to consummating a sale.

Section 3. NSCC.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Purchaser may purchase and/or redeem (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”)) (the “DTC Process”).

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Purchaser, as a DTC Participant, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Purchaser such instructions consistent with the instructions issued by the Authorized Purchaser to the Transfer Agent.  The Authorized Purchaser agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Purchaser directly to NSCC.

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Section 4. Orders.

(a)           All orders to create or redeem Baskets (except in the case of an Authorized Purchaser’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold) shall be made in accordance with the terms of the Prospectus, this Agreement and the Procedures.  Each party will comply with such foregoing terms to the extent applicable to it.  The Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets and the Authorized Purchaser will comply with such procedures.  The Authorized Purchaser hereby consents to the use of recorded telephone lines; provided that the Sponsor shall promptly provide or request from the recording party copies of recordings of any such calls to the Authorized Purchaser upon reasonable request by the Authorized Purchaser unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures.  The Sponsor shall take such actions as reasonably necessary to satisfy Authorized Purchaser’s reasonable request for copies of recordings.

(b)           The Authorized Purchaser acknowledges and agrees it is acting solely as principal and not on behalf of any party for which it is acting (whether such party is a customer or otherwise), and that each order to create a Basket or Baskets (a “Purchase Order”) and each order to redeem a Basket or Baskets (a “Redemption Order,” and each Purchase Order and Redemption Order, an “Order”) may not be withdrawn by the Authorized Purchaser.

(c)           The Sponsor acting by itself or through the Administrator or the Distributor shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (as defined in Section 6) if:

(i)           the Sponsor determines that, due to position limits or otherwise, investment alternatives that will enable a Fund to meet its investment objective are not available to the Fund at that time;

(ii)          it is determined by the Sponsor or the Distributor not to be in proper form;

(iii)         the Sponsor believes that acceptance would have adverse tax consequences to the Fund or its shareholders;

(iv)         the acceptance or receipt of a Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful;

(v)         circumstances outside the control of the Sponsor, the Distributor or the Custodian make it for all practical purposes not feasible to process creations of Creation Baskets, or

(vi)         there is a possibility that any or all of the Benchmark component futures contracts of the relevant Fund on the futures exchange from which the net asset value of a particular fund is calculated will be priced at a daily price limit restriction; provided, however, if the Purchase Order is not rejected, then the Sponsor may require the Authorized Purchaser to enter into an exchange for risk (“EFR”) transaction in accordance with CME, CBOT, NYMEX, and COMEX Rule 538 and ICE Futures Rule 4, with quantities agreed by the Sponsor and the Authorized Purchaser in advance, directly corresponding to the Purchase Order.

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None of the Sponsor, the Distributor or the Custodian shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d)           The Sponsor acting by itself or through the Administrator or the Distributor may, in its sole discretion, reject any Redemption Order if:

(i) it is determined by the Sponsor or the Distributor not to be in proper form;

(ii) the fulfillment of which its counsel advises might be unlawful;

(iii) as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares in one Basket or as otherwise stated in a Fund’s Prospectus; or

(iv) there is a possibility that any or all of the Benchmark component futures contracts of the relevant Fund on the futures exchange from which the net asset value of a particular fund is calculated will be priced at a daily price limit restriction; provided, however, if the Redemption Order is not rejected, then the Sponsor may require the Authorized Purchaser to enter into an EFR transaction in accordance with CME, CBOT, NYMEX, and COMEX Rule 538 and ICE Futures Rule 4, with quantities agreed by the Sponsor and the Authorized Purchaser in advance, directly corresponding to the Redemption Order.

(e)
The Sponsor may reject a previously placed Purchase Order or a Redemption Order at any time prior to the Order Cut-off Time, if in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its shareholders.

Section 5. Fees.
In connection with each Order by an Authorized Purchaser to create or redeem one or more Baskets, the Sponsor shall charge, and the Authorized Purchaser shall pay to the Sponsor, the transaction fee (the “Transaction Fee”) prescribed in the Prospectus applicable to such creation or redemption and restated in Exhibit E hereto.  The Transaction Fee may be adjusted from time to time as set forth in the Prospectus.

Section 6. Authorized Persons.
Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Purchaser shall deliver to the Sponsor and the Administrator, notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit C setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Purchaser (each, an “Authorized Person”).  The Sponsor or the Administrator may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor receives a superseding certificate bearing a subsequent date.  Upon the termination or revocation of authority of any Authorized Person by the Authorized Purchaser, the Authorized Purchaser shall give immediate written notice of such fact to the Sponsor and the Transfer Agent, and such notice shall be effective upon receipt by the Sponsor.

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Section 7. Creation Procedures.
On any Business Day, an Authorized Purchaser may place an order with the Transfer Agent to create one or more Creation Baskets of a Fund in accordance with this Agreement and the Procedures.  Purchase Orders must be placed by the time specified in the applicable Prospectus and restated in Exhibit E hereto (the “Order Cutoff Time”) or the close of regular trading on the New York Stock Exchange, whichever is earlier, except in the case of an Authorized Purchaser’s initial order to purchase one or more Creation Baskets of a Fund on the first day the Baskets of that Fund are to be offered and sold, when such orders shall be placed by 9:00 AM New York time on the day agreed to by the Sponsor and the Authorized Purchaser.  The day on which the Distributor receives a valid Purchase Order is the Purchase Order Date.  By placing a Purchase Order, an Authorized Purchaser agrees to deposit cash, Treasury Securities or a combination of cash and Treasury Securities as determined by the Sponsor with the Custodian of the Fund.  Failure to consummate such a deposit shall result in the cancellation of the Order.

Prior to the delivery of Baskets for a Purchase Order, the Authorized Purchaser must also have submitted via CNS the non-refundable transaction fee due for the Purchase Order.

The total deposit required to create each basket (“Creation Basket Deposit”) will be an amount of cash, Treasury Securities or a combination of cash and Treasury Securities that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the Purchase Order is properly received as the number of Shares to be created under the Purchase Order is in proportion to the total number of Shares outstanding on the date the Purchase Order is received.  The Sponsor, through the Transfer Agent, shall notify the Authorized Purchaser of the amount of cash, Treasury Securities or a combination of cash and Treasury Securities to be included in deposits to create Baskets by e-mail or telephone correspondence and such amount is available via the applicable Fund’s website.

An Authorized Purchaser who places a Purchase Order is responsible for transferring to the Fund’s account with the Custodian the required amount of cash, Treasury Securities or a combination of cash and Treasury Securities by the end of the next Business Day following the Purchase Order Date (T+1) or by the end of such later Business Day, not to exceed three Business Days after the Purchase Order Date, as agreed to between the Authorized Purchaser and the Transfer Agent when the Purchase Order is placed, except in the case of an Authorized Purchaser’s initial order to purchase one or more Creation Baskets of a Fund on the first day the Baskets of that Fund are to be offered and sold, when the Creation Basket Deposit will be due on the date the Purchase Order was accepted by the Transfer Agent.  Upon receipt of the deposit amount, the Administrator will cause DTC to credit the number of Baskets ordered to the Authorized Purchaser’s DTC account.

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Section 8.  Redemption Procedures.
On any Business Day, an Authorized Purchaser may place an order with the Transfer Agent to redeem one or more Redemption Baskets of a Fund in accordance with this Section 8 and the Procedures.  Redemption Orders must be placed by the applicable Order Cutoff Time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  A Redemption Order so received is effective on the date it is received in satisfactory form by the Transfer Agent.  The day on which the Transfer Agent receives a valid Redemption Order is the “Redemption Order Date”.  By placing a Redemption Order, an Authorized Purchaser agrees to deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Fund’s account with the Custodian not later than the end of next Business Day following the effective date of the Redemption Order (“Redemption Distribution Date”) or the end of such later Business Day, not to exceed three Business Days after the Redemption Order is placed, as agreed to between the Authorized Purchaser and the Transfer Agent when the Redemption Order is placed.  Failure to consummate such delivery shall result in the cancellation of the order.  Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Purchaser must also have submitted via CNS the non-refundable Transaction Fee due for the Redemption Order.

The redemption distribution from a Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of cash, Treasury Securities or a combination of cash and Treasury Securities with a value that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the Redemption Order is properly received as the number of Shares to be redeemed under the Redemption Order is in proportion to the total number of Shares outstanding on the date the Order is received.

The redemption distribution due from the Fund is delivered to the Authorized Purchaser on the Redemption Distribution Date if the Fund’s DTC account has been credited with the Baskets to be redeemed.  If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by the end of such date, the redemption distribution is delivered to the extent of whole Baskets received.  Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Fund receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account on such next Business Day.  Any further outstanding amount of the Redemption Order shall be cancelled.  Pursuant to instruction from the Sponsor, the Custodian may also deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account on the Redemption Distribution Date if the Authorized Purchaser has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor may from time to time determine.

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the Redemption Distribution Date, (1) for any period during which the NYSE Arca, Inc. or the Chicago Board of Trade is closed other than customary weekend or holiday closings, or trading on the NYSE Arca, Inc. or the Chicago Board or Trade is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of shareholders.  None of the Sponsor, the Distributor, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Section 9.  Role of Authorized Purchaser.
(a)           The Authorized Purchaser acknowledges that, for all purposes of this Agreement, the Authorized Purchaser is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Distributor, the Administrator, the Custodian or the Sponsor in any matter or in any respect.

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(b)           The Authorized Purchaser will, to the extent reasonably practicable, make itself and its employees available, upon request, during normal business hours to consult with the Sponsor and the Administrator concerning the performance of the Authorized Purchaser’s responsibilities under this Agreement; provided that the Authorized Purchaser shall be under no obligation to divulge or otherwise discuss any information that the Authorized Purchaser believes (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be prohibited.

(c)           Notwithstanding the provisions of Section 9(b), the Authorized Purchaser will maintain records of all sales of Creation Baskets made by or through it and, upon reasonable request of the Sponsor, except if prohibited by applicable law and subject to any privacy obligations or other obligations arising under federal or state securities laws it may have to its customers, will furnish the Sponsor with the names and addresses of the purchasers of such Creation Baskets and the number of Creation Baskets purchased if and to the extent that the Sponsor has been requested to provide such information to the Commodities Futures Trading Commission, Securities Exchange Commission, Financial Industry Regulatory Authority, or Internal Revenue Service (“Fund Regulators”).  For the avoidance of doubt, all such information provided by the Authorized Purchaser shall be Confidential Information (as defined in Section 19) and shall not be used for any purpose other than to satisfy requests of Fund Regulators.

(d)           The Trust may from time to time be obligated to deliver prospectuses, proxy materials, annual or other reports of a Fund or other similar information (“Fund Documents”) to the Fund’s shareholders.  The Authorized Purchaser agrees (i) subject to any privacy obligations or other obligations arising under federal or state securities laws it may have to its customers, to reasonably assist the Sponsor in ascertaining certain information regarding sales of Creation Baskets made by or through the Authorized Purchaser that is necessary for the Trust to comply with such obligations upon written request of the Sponsor or (ii) in lieu thereof, and at the option of the Authorized Purchaser, the Authorized Purchaser may undertake to deliver Fund Documents to the Authorized Purchaser’s customers that custody Shares with the Authorized Purchaser, after receipt from the Trust of sufficient quantities of such Fund Documents to allow mailing thereof to such customers.  The expenses associated with such transmissions shall be borne by the Sponsor in accordance with usual custom and practice in respect of such communications.  The Sponsor agrees that the names, addresses and other information concerning the Authorized Purchaser’s customers are and shall remain the sole property of the Authorized Purchaser, and none of the Sponsor, the Trust or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except to the extent necessary for the Fund to meet its regulatory requirements as set forth in Section 8(c) and in this Section 8(d) of the Agreement.

Section 10. Indemnification.
(a)           Indemnification of Authorized Purchaser.  The Sponsor agrees to indemnify, defend and hold harmless the Authorized Purchaser, its partners, stockholders, members, directors, officers, employees, affiliates, agents and any person who controls such persons within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each a “Sponsor Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the Authorized Purchaser or any such person may incur under the 1933 Act, the Exchange Act, the CEA, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

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(1)           any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplemented) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus and the Prospectus as amended or supplemented) or any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Authorized Purchaser furnished in writing by or on behalf of the Authorized Purchaser to the Sponsor expressly for use in such Registration Statement;

(2)           any untrue statement or alleged untrue statement of a material fact or breach by the Sponsor of any representation or warranty contained in this Agreement;

(3)           the failure by the Sponsor, the Trust or their respective agents to perform when and as required, any agreement, obligation, duty or covenant contained herein; or

(4)           the failure by the Sponsor, the Trust or their respective agents to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization to the extent the foregoing relates to transactions in and activities with respect to Baskets.

In no case is the indemnity of the Sponsor in favor of the Authorized Purchaser and such other persons as are specified in this Section 10(a) to be deemed to protect the Authorized Purchaser and such persons against any liability to the Sponsor or the Fund to which the Authorized Purchaser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any action, suit or proceeding (each, a “Proceeding”) is brought against a Sponsor Indemnified Person or any such person in respect of which indemnity may be sought against the Sponsor pursuant to the foregoing paragraph, such Sponsor Indemnified Person shall promptly notify the Sponsor in writing of the institution of such Proceeding, provided, however, that the omission to so notify the Sponsor shall not relieve the Sponsor or the Trust from any liability which it may have to the Sponsor Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding.  The Sponsor Indemnified Person shall have the right to employ its own counsel in any such case and the fees and expenses of such counsel shall be borne by the Sponsor and the Trust and paid as incurred (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Sponsor Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph.  A Sponsor Indemnified Person shall give the Sponsor reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Sponsor pursuant to this Section 10(a), provided, however that the omission to so notify the Sponsor shall not relieve the Sponsor or the Trust from any liability which it may have to the Sponsor Indemnified Person.

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(b)           The Authorized Purchaser agrees to indemnify, defend and hold harmless each of the Trust, each Fund, the Sponsor and its partners, stockholders, members, directors, officers, employees and any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, an “AP Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the AP Indemnified Person may incur as a result of or in connection with any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Authorized Purchaser to the Sponsor expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

The Authorized Purchaser will also indemnify each AP Indemnified Person from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such AP Indemnified Person may incur as a result of or in connection with any actions of an AP Indemnified Person in accordance with any instructions by the Authorized Purchaser except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of an AP Indemnified Person.  In no case is the indemnity of the Authorized Purchaser in favor of each AP Indemnified Person to be deemed to protect the AP Indemnified Person and such persons against any liability to the Authorized Purchaser to which the AP Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any Proceeding is brought against an AP Indemnified Person, such AP Indemnified Person shall promptly notify the Authorized Purchaser in writing of the institution of such Proceeding; provided, however, that the omission to so notify the Authorized Purchaser shall not relieve the Authorized Purchaser from any liability which it may have to such AP Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding.  The AP Indemnified Person shall have the right to employ its own counsel and the fees and expenses of such counsel shall be borne by the Authorized Purchaser and paid as incurred (it being understood, however, that the Authorized Purchaser shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the AP Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph.   An AP Indemnified Person shall give the Authorized Purchaser reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Authorized Purchaser pursuant to this Section 10(b), provided, however that the omission to so notify the Authorized Purchaser shall not relieve the Authorized Purchaser from any liability which it may have to the AP Indemnified Person.

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(c)           The indemnity agreements contained in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Purchaser, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of each of the Sponsor, the Trust, their partners, stockholders, members, directors, officers, employees or any person who controls the Sponsor or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Shares.  The Sponsor and the Authorized Purchaser agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

Section 11.
(a)           Limitation of Liability.
None of the Sponsor, the Authorized Purchaser, the Distributor, the Administrator, or the Custodian, shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Purchaser, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b)           Tax Liability.
The Authorized Purchaser shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser.  To the extent the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Purchaser agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

(c)           Fund and Shareholder Liability
In accordance with Section 3.8 of the Trust Agreement, the parties hereto hereby agree and acknowledge that the Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. and the Trust has separately entered  into this Agreement with respect to each Fund.  Accordingly, the obligations of the Trust with respect to each Fund set forth in this Agreement are limited obligations with respect to each Fund and the parties hereto hereby agree to look solely to the assets of the particular Fund in satisfaction for payment in respect of any claim against or obligation of such Fund and not against the assets of the Trust generally or the assets of any other Fund or series of the Trust.  Further, in accordance with Section 8.3(c) of the Trust Agreement, the parties hereto agree and acknowledge that this Agreement is not binding upon the Shareholders (as defined in the Trust Agreement) of the Trust individually but is binding only upon the assets and property of  the applicable Funds as provided in the previous sentence and no recourse shall be had to the Shareholders’ personal property for satisfaction of any obligation or claim arising under or relating to this Agreement.

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Section 12. Acknowledgment.
The Authorized Purchaser acknowledges receipt of a copy of the Prospectus and represents that it has reviewed and understands such document.

Section 13. Effectiveness and Termination.
Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Purchaser by the Sponsor in the event of a breach by the Authorized Purchaser of this Agreement or the procedures described or incorporated herein; or (iii) at such time as the Trust is terminated.  Termination of this Agreement as to any Fund shall not constitute termination as to any other Fund unless notice is given specifically as to such other Fund.

Section 14. Marketing Materials; Representations Regarding Baskets; Identification in Registration Statement.
(a)           The Authorized Purchaser represents, warrants and covenants that, (i) without the written consent of the Sponsor, the Authorized Purchaser will not make, or permit any of its representatives to make, in connection with any sale or solicitation of a sale of Baskets any representations concerning the Shares or the Sponsor, the Trust, a Fund or any AP Indemnified Person other than representations consistent with (A) the then-current Prospectus of the Fund, (B) printed information approved by the Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Purchaser by the Sponsor, and (ii) the Authorized Purchaser will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Baskets, any AP Indemnified Person, the Trust or a Fund that is not consistent with the Fund’s then current Prospectus.  Copies of the then-current Prospectus of the Funds and any such printed supplemental information will be supplied by the Sponsor to the Authorized Purchaser in reasonable quantities upon request.

(b)           The Authorized Purchaser agrees to comply with the prospectus and disclosure delivery requirements of the federal securities and commodities laws.  In connection therewith, the Authorized Purchaser will provide each prospective purchaser of a Fund with a copy of the Fund’s Prospectus.

(c)           The Authorized Purchaser hereby agrees that for the term of this Agreement the Sponsor or its agent, the Distributor, may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Purchaser in Portable Document Format (“PDF”) via electronic mail to __________________ in lieu of delivering the Prospectus in paper form.  The Authorized Purchaser may revoke the foregoing agreement at any time by delivering written notice to the Sponsor and, whether or not such agreement is in effect, the Authorized Purchaser may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor or its agent, the Distributor.  The Authorized Purchaser acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form.  The Sponsor will, when requested by the Authorized Purchaser, make available at no cost the software and technical assistance necessary to allow the Authorized Purchaser to access, view and print the PDF version of the Prospectus.

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(d)           For as long as this Agreement is effective, the Authorized Purchaser agrees to be identified as an authorized purchaser of a Fund at the Sponsor’s discretion (i) in any section of the Fund’s Prospectus included within the Registration Statement as may be required by the SEC and (ii) on the Fund’s website.  Upon the termination of this Agreement as to any Fund, (i) during the period prior to when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Purchaser as an authorized purchaser of the Fund and (ii) the Sponsor will promptly update a Fund’s website to remove any identification of the Authorized Purchaser as an authorized purchaser of the Fund.

Section 15. Certain Covenants of the Sponsor.
The Sponsor, on its own behalf and on behalf of the Trust, covenants and agrees:

(a)           to notify the Authorized Purchaser promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and deliver or otherwise make available, at the expense of each Fund, to the Authorized Purchaser copies of such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Purchaser to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers.

(b)           to notify the Authorized Purchaser when a revised, supplemented, or amended Prospectus is available and to deliver or otherwise make available to the Authorized Purchaser copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Purchaser to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers, provided that as a general matter the Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Purchaser on or before its effective date;

(c)           to cause the independent public accounting firm for the Fund to deliver to the Authorized Purchaser upon the request of the Authorized Purchaser (i) at the time of filing of any pre-effective or post-effective amendment to the Registration Statement or a new Registration Statement filed to register additional Baskets in reliance on Rule 429 of the 1933 Act, if in any such case the Registration Statement or amendment includes or incorporates by reference financial information not previously included or incorporated by reference in a Registration Statement or amendment, and (iii) at the time of effectiveness of any such Registration Statement or amendment, letters dated such dates and addressed to the Authorized Purchaser, containing statements and information of the type ordinarily included in accountants’ letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

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(d)           to deliver to the Authorized Purchaser (i) at the time of purchase of the initial Basket of a Fund by the Fund’s initial Authorize Purchaser, and (ii) if requested by the Authorized Purchaser, at the time of purchase of the first Basket of a Fund subsequent to the registration of additional Shares of the Fund, a certification by a duly authorized officer of the Sponsor in substantially the form attached hereto as Exhibit D.  In addition, any certificate signed by any officer of the Sponsor and delivered to the Authorized Purchaser or counsel for the Authorized Purchaser pursuant hereto shall be deemed to be a representation and warranty by the Sponsor as to matters covered thereby to the Authorized Purchaser;

(e)           to furnish directly or through the Administrator or the Distributor to the Authorized Purchaser, (i) at the time of purchase of the initial Basket of a Fund by the Fund’s initial Authorize Purchaser, and (ii) at the time of purchase of the first Basket of a Fund subsequent to the registration of additional Shares of the Fund, such documents and certificates in the form as reasonably requested; and

Section 16. Third Party Beneficiaries.
 Each AP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Authorized Purchaser (including by bringing proceedings against the Authorized Purchaser in its own name) to enforce any obligation of the Authorized Purchaser under this Agreement which directly or indirectly benefits such AP Indemnified Person.  Each Sponsor Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Sponsor, the Trust or their respective agents (including by bringing proceedings against the Sponsor, the Trust or their respective agents in its own name) to enforce any obligation of the Sponsor, the Trust or their agents under this Agreement which directly or indirectly benefits such Sponsor Indemnified Person.

Section 17. Force Majeure.
No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

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Section 18. Power of Attorney

(a)          The Authorized Purchaser, by virtue of its purchase of Units in a Fund, irrevocably constitutes and appoints the Sponsor with full power of substitution, as the true and lawful attorney-in-fact and agent for the Authorized Purchaser in its capacity as a Unitholder of the Fund with full power and authority to act in the Authorized Purchaser’s name and on its behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:
(1)  Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(2)  Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(3)  The Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the increase or decrease of the Global Security pursuant to Section 3.6 of the Trust Agreement, or the termination of the Trust, provided such continuation, increase, decrease or termination is in accordance with the terms of the Trust Agreement.

(b)          The Power of Attorney granted to the Sponsor by the Authorized Purchaser in its capacity as a Unitholder:

(1)  Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Authorized Purchaser as Unitholder;

(2)  May be exercised by the Sponsor for the Authorized Purchaser by facsimile signature and/or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(3)  Shall survive the delivery of an assignment by the Authorized Purchaser of the whole or any portion of its Units, as applicable, except that where the records of a Direct Participant or Indirect Participant reflect a transfer by the Authorized Purchaser of its Units that has otherwise been effectuated in accordance with the provisions of the Trust Agreement, the Prospectus, the Depository’s procedures and the procedures of such Direct Participant or Indirect Participant, as applicable, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such transfer.

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(c)          The Authorized Purchaser in its capacity as a Unitholder agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting gross negligence or willful misconduct
.
(d)          The Power of Attorney granted to the Sponsor by the Authorized Purchaser in its capacity as a Unitholder shall not authorize the Sponsor to act on behalf of the Authorized Purchaser in its capacity as a Unitholder in any situation in which the Trust Agreement requires the approval of Unitholders unless such approval has been obtained as required by the Trust Agreement.  In the event of any conflict between the Trust Agreement and any instruments filed by the Sponsor or any new Sponsor pursuant to this Power of Attorney, the Trust Agreement shall control.

Section 19.          Miscellaneous.
(a)           Entire Agreement.  This Agreement (including any schedules and exhibits attached hereto and thereto) contains all of the agreements among the parties hereto (and thereto) with respect to the transactions contemplated hereby (and thereby) and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

(b)           Amendment and Modification.  This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties.

(c)           Successors and Assigns; Assignment.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

(d)           Waiver of Compliance.  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

(e)           Severability.  The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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(f)           Notices.  All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(1)          if to Sponsor or the Trust, to:

Teucrium Trading, LLC
c/o Dale Riker
232 Hidden Lake Road, Building A
Brattleboro, VT 05301

(2)          if to the Authorized Purchaser, to:

[please provide]

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

(g)           Governing Law; Jurisdiction.

(1)           All questions concerning the construction, interpretation and validity of this Agreement and all transactions hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(2)           Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York.

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The provisions of this Section 17(g) shall survive any termination of this Agreement, in whole or in part.

(h)           No Partnership.  Nothing in this Agreement is intended to, or will be construed to constitute the Sponsor, the Trust or any Fund, on the one hand, and the Authorized Purchaser or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

(i)            Interpretation.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(j)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(k)           Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(l)           Other Usages.  The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

Section 20.  Confidentiality.

(a)                      The Sponsor and the Trust (the “Sponsor Parties”) and the Authorized Purchaser shall maintain in confidence, use only for the purposes provided for in this Agreement, and not disclose to any third party, without first obtaining the consent in writing of the Authorized Purchaser (in the case of disclosure by the Sponsor Parties) or the Sponsor (in the case of disclosure by the Authorized Purchaser), any and all Confidential Information (as defined below)  receives from the other party; provided, however, that either such party may disclose Confidential Information received from the other such party to those of its internal and external representatives as may be necessary for such party to carry out its obligations under this Agreement.

“Confidential Information” shall mean all information or data of a party or its customers that is disclosed to or received by the other party, whether orally, visually or in writing, in any form, including, without limitation, information or data which relates to such party’s business or operations, research and development, marketing plans or activities, or actual or potential products.

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(b)                      Notwithstanding the provisions of this Agreement to the contrary, the Sponsor Parties shall have no liability to the Authorized Purchaser and the Authorized Purchaser shall have no liability to the Sponsor Parties for the disclosure or use of any Confidential Information of the other party if the Confidential Information:

(1)           is known to the party disclosing the Confidential Information (the “Disclosing Party”) at the time of disclosure other than as the result of a breach of this Section 19 by the Disclosing Party;

(2)           has been or becomes publicly known, other than as the result of a breach of this Section 19 by the Disclosing Party, or has been or is publicly disclosed by the other party;

(3)           is received by Disclosing Party after the date of this Agreement from a third party (unless such third party breaches an obligation of confidentiality to the other party); or

(4)           is required to be disclosed by law or similar compulsion or in connection with any legal proceeding or request for information on behalf of a governmental authority or self-regulatory organization, provided that the Disclosing Party shall promptly inform the other party in writing of such requirement and that such disclosure shall be limited to the extent so required.

(c)                      The parties recognize and acknowledge that a breach or threatened breach by a party of the provisions of this Section 19 may cause irreparable and material loss and damage to a Sponsor Party or the Authorized Purchaser, as the case may be, which cannot be adequately remedied at law and that, accordingly, in addition to, and not in lieu of, any damages or other remedy to which a non-breaching party may be entitled, the issuance of an injunction or other equitable remedy (without the requirement that a bond or other security be posted) is an appropriate remedy for the non-breaching party for any breach or threatened breach of the obligations set forth in this Section 19.

(d)                      The Sponsor Parties and the Authorized Purchaser agree that they will use the same degree of care, but no less than a reasonable degree of care, in safeguarding the Confidential Information of the Authorized Purchaser and the Sponsor Parties, respectively, as they use for their own Confidential Information of a similar nature.  The Sponsor Parties shall promptly notify the Authorized Purchaser in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information of the Authorized Purchaser that may come to the attention of a Sponsor Party.  The Authorized Purchaser shall promptly notify the Sponsor Parties in writing of any misuse, misappropriation or unauthorized disclosure of the Confidential Information of a Sponsor Party that may come to the attention of the Authorized Purchaser.

(e)                      Upon the termination of this Agreement, if requested in writing by a Sponsor Party or the Authorized Purchaser, the Sponsor Parties and the Authorized Purchaser shall, at the option of each and to the extent permitted by law, promptly destroy or return to the Authorized Purchaser and the Sponsor, respectively, all Confidential Information received from the Authorized Purchaser and the Sponsor Parties, all copies and extracts of such Confidential Information and all documents or other media containing any such Confidential Information.

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IN WITNESS WHEREOF, the Authorized Purchaser and the Sponsor have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

TEUCRIUM TRADING, LLC, on behalf of itself and as Sponsor of each Fund of Teucrium Commodity Trust

By:
Name:
Title:
Address:
Telephone:
Facsimile:

[AUTHORIZED PURCHASER]

By:
Name:
Title:
CRD No.:
NFA ID:
Address:
Telephone:
Facsimile:

Accepted by:  THE BANK OF NEW YORK MELLON

By:
Name:
Title:
Address:
Telephone:
Facsimile:

EXHIBIT A

TEUCRIUM COMMODITY TRUST
LIST OF SERIES

Teucrium Corn Fund
Teucrium Natural Gas Fund
Teucrium WTI Crude Oil Fund
Teucrium Sugar Fund
Teucrium Wheat Fund
Teucrium Soybean Fund
Teucrium Agricultural Fund

EXHIBIT B

TEUCRIUM COMMODITY TRUST

PROCEDURES FOR PROCESSING
PURCHASE ORDERS AND REDEMPTION ORDERS

This Exhibit B to the Authorized Purchaser Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of Teucrium Commodity Trust in Creation Units of each Fund and a (2) Redemption Order for the redemption of Shares of Teucrium Commodity Trust in Creation Units of each Fund.  Capitalized terms, unless otherwise defined in this Exhibit B, have the meanings attributed to them in the Authorized Purchaser Agreement or the Prospectus.

An Authorized Purchaser is required to have signed the Authorized Purchaser Agreement.  Upon acceptance of the Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Purchaser, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Purchaser.  This will allow an Authorized Purchaser through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of a Fund of Teucrium Commodity Trust.

EXHIBIT B – PART A

TEUCRIUM COMMODITY TRUST

TO PLACE A PURCHASE ORDER FOR CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF TEUCRIUM COMMODITY TRUST:

1.           PLACING A PURCHASE ORDER.

The Authorized Purchaser (“AP”) submitting an order to create shall submit such orders containing the information required by the Transfer Agent in the following manner:  (a) in writing transmitted by facsimile (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (c) by telephone to the BNYM ETF Administrator at the Transfer Agent according to the procedures set forth below.  The order so transmitted (either in writing or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.  NOTE THAT IF THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER.  AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

To begin a telephonic Purchase Order, the Authorized Purchaser (“AP”) must telephone the BNYM ETF Administrator at (718) 315-7500 or such other number as the Distributor designates in writing to the AP.  This telephone call must be made by an Authorized Person of the AP and answered by BNYM before the applicable Order Cutoff Time.  Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the BNYM ETF Administrator will request that the AP place the Purchase Order.  To do so, the AP must provide the appropriate ticker symbols when referring to each Fund.  After the AP has placed the Purchase Order, the BNYM ETF Administrator will read the Purchase Order back to the AP.  The AP then must affirm that the Purchase Order has been taken correctly by the BNYM ETF Administrator.  If the AP affirms that Purchase Order has been taken correctly, the BNYM ETF Administrator will issue a confirmation number to the AP.   All orders may also be placed by the AP via the web by the times described above.

A Fund’s Order Cutoff Time will not be later than 5:30 p.m. Eastern Standard Time.  Purchase Orders for the Funds, if accepted, will receive the next Business Day’s NAV per Creation Unit if submitted before the applicable Order Cutoff Time.

PLEASE NOTE:  A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE BNYM ETF ADMINISTRATOR.  WITH RESPECT TO EACH FUND, AN ORDER FOR FUND SHARES CANNOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN.  PLEASE NOTE THAT "IN PROGRESS" IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A BNYM ETF ADMINISTRATOR. FOR CALLS THAT ARE PLACED BEFORE THE ORDER CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUTOFF TIME, WILL BE VERBALLY DENIED.  INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ADMINISTRATOR.  ALL TELEPHONE CALLS WILL BE RECORDED.

2.           RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the Order Cutoff Time, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff time on the Business Day that the Purchase Order is received. Once the Purchase Order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send that Purchase Order to the BNYM ETF Administrator.

3.           QUALITY ASSURANCE.

After a confirmation number is issued by the BNYM ETF Administrator to the AP, the AP will fax a written version of the Purchase Order to the BNYM ETF Administrator.  Upon receipt, the BNYM ETF Administrator should immediately telephone the AP if the BNYM ETF Administrator believes that the Purchase Order has not been completed correctly by the AP.  In addition, the BNYM ETF Administrator will telephone the AP if the BNYM ETF Administrator is in non-receipt of the Purchase Order Form within 15 minutes after the Purchase Order has been called into the BNYM ETF Administrator.

4.           REJECTING OR SUSPENDING PURCHASE ORDERS.

The Sponsor or the Distributor reserve the absolute right to reject acceptance of a Purchase Order if: (i) the Sponsor determines that, due to position limits or otherwise, investment alternatives that will enable a Fund to meet its investment objective are not available to the Fund at that time; (ii) it is determined by the Sponsor not to be in proper form; (iii) the Sponsor believes that acceptance would have adverse tax consequences to the Fund or its shareholders; (iv) the acceptance or receipt of a Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; (v) if circumstances outside the control of the Sponsor, the Distributor or the Custodian make it for all practical purposes not feasible to process creations of Creation Baskets, or (vi) if there is a possibility that any or all of the Benchmark component futures contracts of the relevant Fund on the futures exchange from which the net asset value of a particular fund is calculated will be priced at a daily price limit restriction; provided, however, if the Purchase Order is not rejected, then the Sponsor may require the Authorized Purchaser to enter into an exchange for risk (“EFR”) transaction in accordance with CME, CBOT, NYMEX, and COMEX Rule 538 or ICE Futures Rule 4, with quantities agreed by the Sponsor and the Authorized Purchaser in advance, directly corresponding to the Purchase Order.

The Distributor shall notify the AP of a rejection or revocation of any Purchase Order.  The Distributor is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Distributor or the Trust incur any liability for the failure to give any such notification.  The Trust and Distributor may not revoke a previously accepted Purchase Order, as defined in Section 2 of this Part.

The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

5.           CONTRACTUAL SETTLEMENT.

(a)          Through the CNS Clearing Process :

(1) Except as provided below, the securities in the Creation Basket Deposit (“Deposit Securities”) of any domestic Fund must be delivered through the NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below).  The AP must also make available on or before the Domestic Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the cash component of the Creation Basket Deposit (the “Cash Component”), together with the applicable purchase Transaction Fee.  Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust.  The “Domestic Contractual Settlement Date” is the next Business Day following the Purchase Order Date (t + 1) or such later Business Day, not to exceed three Business Days after the Purchase Order Date, as agreed to between the AP and the Transfer Agent when the Purchase Order is placed.  Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

(2)           The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security with respect to any domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process, additional cost, if any, to acquire the omitted securities will be at the expense of the AP.

(3)           Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(b)          Outside the CNS Clearing Process :

(1)           Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below).  The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component, together with the applicable purchase Transaction Fee (as described in the Prospectus).  Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares.  The “International Contractual Settlement Date” with respect to each international Fund is the earlier of (i) the date upon which all of the Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such international Fund are customarily traded.

(2)           Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed.  When the Subcustodian confirms to the Custodian that the required Deposit Securities (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall will cause the delivery of the Creation Unit of Shares.

(3)           The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons.  If the Trust notifies the Distributor that a “cash in lieu” amount will be accepted, the Distributor or Transfer Agent will notify the AP and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire an omitted security and the value of the security had the security been delivered in kind.  Additional amounts, if any, shall be included in the calculation of the Cash Component to be received, any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(4)           In the event that a Creation Basket Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Deposit Securities.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request.  The parties hereto further agree that Trust, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

6.           CASH PURCHASES.

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof.  In the case of a cash purchase or where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of such Deposit Security, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser.  In addition, to offset the Trust’s brokerage, transaction, and other costs associated with using the cash to purchase the requisite Deposit Securities, the AP may be required to pay an additional Transaction Fee or adjustment as advised by the Trust which may include any difference between the actual cost to the Trust to acquire the Deposit Securities and the value of the Deposit Securities had the Deposit Securities been delivered.  Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Cash Component to be received.  Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares

7.           CUSTOM BASKETS.

The Trust has developed procedures for the creation and redemption of Creation Baskets and Redemption Baskets using Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a “Custom Basket”).  In order for an AP to deliver or receive a Custom Basket to the Transfer Agent and the Trust in connection with a Purchase Order or Redemption Order rather than the basket of Deposit Securities published by NSCC together with the Cash Component, any cash in lieu amounts and any other cash fees, the Distributor, the Sponsor, or Trust must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket at or prior to the time the AP calls with its Purchase Order or Redemption Order and the AP must agree to deliver or receive the Custom Basket in connection with the creation or redemption.  Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the custom creation basket.

EXHIBIT B — PART B

TEUCRIUM COMMODITY TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF TEUCRIUM COMMODITY TRUST:

1.           PLACING A REDEMPTION ORDER.

The AP submitting a request to redeem shall submit such requests containing the information required by the Transfer Agent in the following manner: (a) in writing transmitted by facsimile; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below.  The request so transmitted (either in writing or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.  NOTE THAT IF THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST.  A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange, the Chicago Board of Trade and the New York Stock Exchange are open for trading.  Redemption Orders may only be made in whole Creation Units of Shares of each Fund.  To begin a telephonic Redemption Order, the AP must telephone the BNYM ETF Administrator at (718) 315-7500.  This telephone call must be made by an Authorized Person of the AP and answered by BNYM before the applicable Order Cutoff Time.  Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), the BNYM ETF Administrator will request that the AP place the Redemption Order.  To do so, the AP must provide the appropriate ticker symbols when referring to a Fund.  After the AP has placed the Redemption Order, the BNYM ETF Administrator will read the Redemption Order back to the AP.  The AP then must affirm that the Redemption Order has been taken correctly by the BNYM ETF Administrator.  If the AP affirms that Redemption Order has been taken correctly, the BNYM ETF Administrator will issue a confirmation number to the AP.

A Fund’s Order Cutoff Time will not be later than 5:30 PM Eastern Standard Time.  Redemption Orders for the Funds, if accepted, will receive the next Business Day’s NAV per Creation Unit if submitted before the applicable Order Cutoff Time.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE BNYM ETF ADMINISTRATOR.  WITH RESPECT TO EACH FUND, AN ORDER FOR FUND SHARES CANNOT BE CANCELED BY THE AP AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED.  ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL.  CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN.  PLEASE NOTE THAT "IN PROGRESS" IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A BNYM ETF ADMINISTRATOR.  FOR CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED BY STAFF AT OR AFTER  THE CUTOFF TIME, WILL BE VERBALLY DENIED.  INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ADMINISTRATOR.  ALL TELEPHONE CALLS WILL BE RECORDED.

2.           RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed telephone Redemption Order is received by the Transfer Agent from the AP on behalf of itself or another redeeming investor by the Order Cutoff Time, the Transfer Agent will accept the Redemption Order on behalf of the Trust.  Once the Redemption Order has been accepted by the Transfer Agent, the Transfer Agent will sign or time-stamp the order and send the Redemption Order to the Distributor, and the Distributor and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated Order Cutoff Time on the Business Day the Redemption Order is received.

3.           QUALITY ASSURANCE.

(a)           After a confirmation number is issued by the BNYM ETF Administrator to the AP, the AP will fax a copy of the Redemption Order to the BNYM ETF Administrator.  Upon receipt, the BNYM ETF Administrator should immediately telephone the AP, if the BNYM ETF Administrator believes that the Redemption Order has not been completed correctly by the AP.  In addition, the BNYM ETF Administrator will telephone the AP if the BNYM ETF Administrator is in non-receipt of the Redemption Order Form within 15 minutes after the Redemption Order has been called into the BNYM ETF Administrator.

4.           REJECTING OR SUSPENDING REDEMPTION ORDERS.

The Sponsor or the Distributor reserve the absolute right to reject acceptance of a Redemption Order if:

(i) it is determined by the Sponsor or the Distributor not to be in proper form;

(ii) the fulfillment of which its counsel advises might be unlawful;

(iii) as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares in one Basket or as otherwise stated in a Fund’s Prospectus; or

(iv) there is a possibility that any or all of the Benchmark component futures contracts of the relevant Fund on the futures exchange from which the net asset value of a particular fund is calculated will be priced at a daily price limit restriction; provided, however, if the Redemption Order is not rejected, then the Sponsor may require the Authorized Purchaser to enter into an EFR transaction in accordance with CME, CBOT, NYMEX, and COMEX Rule 538 or ICE Futures Rule 4, with quantities agreed by the Sponsor and the Authorized Purchaser in advance, directly corresponding to the Redemption Order.

5.           TAKING DELIVERY OF REDEMPTION SECURITIES.

The securities constituting the in-kind portion of a redemption distribution (the “Redemption Securities”) will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions (see Part C of this Exhibit B).  An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to the BNYM ETF Administrator and the Trust in a form approved by the Trust.  A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such Redemption Securities will be delivered.  Redemptions of Shares for Redemption Securities will be subject to compliance with applicable U.S. federal and state securities laws.

6.           CONTRACTUAL SETTLEMENT.

(a)           Through the CNS Clearing Process:

(1)           Except as provided below, the Shares of any domestic Fund must be delivered through the NSCC to a DTC account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below).  The Trust will make available on the Domestic Contractual Settlement Date, the Cash Component less the applicable Transaction Fee.  The “Domestic Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trust and the Redemption Securities, any cash in lieu amounts and Cash Component less any fees are delivered by the Trust to the AP (ordinarily trade date plus one (t + 1) Business Day).  Except as provided in the next two paragraphs, the Redemption Securities and any cash component will be delivered concurrently with the transfer of good title to the Trust of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system;

(2)           The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Redemption Security with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below).  Any settlement outside the CNS Clearing Process may be subject to additional requirements and fees as discussed in the Prospectus.

(3)           If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by the end of the settlement date, the redemption distribution is delivered to the extent of whole Baskets received.  Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Fund receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Redemption Baskets are credited to the Fund’s DTC account on such next Business Day.  Any further outstanding amount of the Redemption Order shall be cancelled.  Pursuant to instruction from the Sponsor, the Trust may deliver the redemption distribution notwithstanding a deficiency in a Redemption Basket in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request.

(b)          Outside the CNS Clearing Process:

(1)           Except as provided below, the Shares must be delivered to an account maintained at the Custodian on or before the International Contractual Settlement Date (defined below).  The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component, less the applicable Transaction Fee (as described in the Prospectus).  The “International Contractual Settlement Date” of an international Fund is the earlier of (i) the date upon which all of the Redemption Securities are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such international Fund are customarily traded.

(2)           Deliveries of redemption distributions by the Funds generally will be made within three (3) Business Days.  Due to the schedule of holidays in certain countries, however, the delivery of in-kind Redemption Securities of international Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3)           Except as provided in the next two paragraphs, the Deposit Securities will not be delivered until the transfer of good title to the Trust of the required Redemption Baskets of Shares has been completed. When the Custodian confirms that the required Shares (or, when permitted in the sole discretion of the Trust, the cash collateral) have been received by the account, the Custodian will cause the delivery of the Redemption Securities.

(4)           The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Redemption Security which may not be available in sufficient quantity for delivery or for other similar reasons.  If the Trust notifies the Distributor that a “cash in lieu” amount will be delivered, the Distributor will notify the AP and the AP shall receive, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust.  The AP may also elect to replace any Redemption Securities with a “cash in lieu” amount to the extent that the AP is not authorized to purchase the particular Redemption Securities from the Fund or is not able to sell the particular Redemption Securities in the secondary market, consistent with restrictions in applicable law or the AP’s internal policies and procedures.

(5)           In the event that the number of Shares is insufficient on the International Contractual Settlement Date, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by such the AP’s delivery on the International Contractual Settlement Date and subsequent maintenance of collateral consisting of cash having a value at least equal to 115% of the value of the missing Shares.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request.

7.           CASH REDEMPTIONS.

In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

8.           STANDING REDEMPTION INSTRUCTIONS.

Part C to this Exhibit B contains the AP’s Standing Redemption Instructions, which include information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by the Trust pursuant to a Redemption Order.

EXHIBIT B — PART C

TEUCRIUM COMMODITY TRUST

THE AP ACCOUNTS
FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which Teucrium Commodity Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:
Account Name:
Account Number:
Other Reference Number:

EXHIBIT C

TEUCRIUM COMMODITY TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS
OF THE AUTHORIZED PURCHASER

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name:

Title:

Signature:

Name:

Title:

Signature:

The undersigned, [name], [title], [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP pursuant to the Agreement by and between Teucrium Commodity Trust, Teucrium Trading, LLC and _______________________ as AP dated [date] and that their signatures set forth above are their own true and genuine signatures.

In witness whereof, the undersigned has hereby set his/her hand and the seal of [company].

Date:	_________________ ___________________
[name, title]

EXHIBIT D

TEUCRIUM COMMODITY TRUST

OFFICER’S CERTIFICATE

The undersigned, a duly authorized officer of Teucrium Trading, LLC, a Delaware limited liability company (the “Sponsor”), and pursuant to Section 15(d) of the Teucrium Commodity Trust Authorized Purchaser Agreement (the “Agreement”), dated as of _____________________, by and among the Sponsor, Teucrium Commodity Trust and [Authorized Purchaser], (“the Authorized Purchaser”), hereby certifies that:

1.           Each of the following representations and warranties of the Sponsor is true and correct in all material respects as of the date hereof:

(a)           the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; and the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Purchaser and furnished in writing by or on behalf of the Authorized Purchaser to the Sponsor expressly for use in the Registration Statement or such Prospectus;

(b)           the Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware and each Fund has been duly established as a series of the Trust, as described in the Registration Statement and the Prospectus, and as described in the Prospectus, and is authorized to issue and deliver, or to instruct the Distributor to issue and deliver, the Baskets to the Authorized Purchaser as described in the Prospectus;

(c)           the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(d)           the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trust is not required to so qualify in any jurisdiction;

(e)           the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(f)           the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(g)           the Sponsor is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness to which the Sponsor is a party or by which the Sponsor or any of its properties may be bound or affected, and the execution, delivery and performance of the Agreement, the issuance and sale of Shares to the Authorized Purchaser hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the
Sponsor is a party or by which, respectively, the Sponsor or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor;

(h)            no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Sponsor, the Trust or a Fund in connection with the issuance and sale of Creation Baskets to the Authorized Purchaser hereunder or the consummation by the Sponsor or the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act and the filing of the Prospectus with the National Futures Association, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered;

(i)           except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of any Fund, and (ii) no person has the right to act as an underwriter to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Trust to register under the 1933 Act any other equity interests of a Fund, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(j)           each of the Sponsor and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; the Sponsor is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor;

(k)           all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

(l)           except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the  Sponsor or the Trust, or (to the extent that is or could be material in the context of the offering and sale of the Baskets to the Authorized Purchaser) any of the Sponsor’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(m)         Rothstein Kass, whose report on the audited financial statements of each Fund is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

(n)          the audited financial statement(s) of any Fund included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of such Fund as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and each of the Funds do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(o)          to the reasonable belief of the Sponsor, each Fund is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(p)          (i) except as set forth in the Registration Statement and the Prospectus, the Sponsor and the Fund own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, “Intellectual Property”);

(ii) except as set forth in the Registration Statement and the Prospectus, to the knowledge of the Sponsor or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Sponsor or a Fund;

(iii) to the knowledge of the Sponsor or the Trust, there is no infringement by third parties of any Intellectual Property owned or licensed to the Sponsor or a Fund;

(iv) to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others challenging the Sponsor’s or a Fund’s rights in or to any Intellectual Property, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim;

(v) to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property;

(vi) to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others that the Sponsor or a Fund infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim;

(vii) to the knowledge of the Sponsor or the Trust, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed to the Sponsor or a Fund; and

(r)           all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to a Fund as of the date of this Certificate;

(s)           the Sponsor has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor or any other party to any such contract or agreement;

(t)           on behalf of each Fund, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder); such disclosure controls and procedures are designed to ensure that material information relating to each Fund is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of each Fund, the Sponsor has disclosed to the Funds’ auditors when and to the extent required: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect a Fund’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in a Fund’s internal controls;

(u)           any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required; and

(v)           neither the Sponsor, nor any of the Sponsor’s directors, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of a Fund to facilitate the sale or resale of the Shares.

For purposes hereof, the term “ Registration Statement” shall mean the Registration Statement as amended or supplemented from time to time up to the date hereof, and the term “Prospectus” shall mean the Prospectus as amended or supplemented from time to time up to the date hereof.

2.           Each of the obligations of the Sponsor to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Sponsor on or before the date hereof, has been duly performed and complied with in all material respects.  Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, I have hereunto, on behalf of the Sponsor, subscribed my name this ___ day of ________, ____.

By:
Name:
Title:

EXHIBIT E

CREATION AND REDEMPTION BASKETS
SHARE REQUIREMENTS, FEES
AND ORDER CUTOFF TIMES
As of December 2, 2011

The size of the Basket for each Fund is set forth in the Prospectus for each Fund.  As of the date of this agreement, for the Teucrium Corn Fund (“CORN”) and the Teucrium Agricultural Fund (“TAGS”), Baskets are 100,000 shares, for the Teucrium Natural Gas Fund, Teucrium Soybean Fund, Teucrium Sugar Fund and Teucrium Wheat Fund (“NAGS”, “SOYB”, “CANE” and “WEAT”) Baskets are 50,000 shares, and for the Teucrium WTI Crude Oil Fund (“CRUD”) Baskets are 25,000 shares.

The amount of the “Transaction Fee” provided for in Section 5 of this Agreement for each Fund is set forth in the Prospectus for each Fund.  As of the date of this Agreement, the Transaction Fees are as set forth below:

CORN, TAGS (100,000 units per basket)

Creation Fee	$500 per order
Redemption Fee	$1,000 per basket

NAGS, SOYB, CANE, WEAT (50,000 units per basket)

Creation Fee	$500 per order
Redemption Fee	$500 per basket

CRUD (25,000 units per basket)

Creation Fee	$250 per basket order, max $500 per day (2 or more basket orders, no order limit)
Redemption Fee	$250 per basket

As of the date of this agreement, the Order Cutoff Time for the Teucrium Corn Fund, Teucrium Wheat Fund and Teucrium Soybean Fund is 1:15 PM New York time, and the Order Cutoff Time for the Teucrium Sugar Fund, Teucrium Natural Gas Fund, Teucrium Agricultural Fund and Teucrium WTI Crude Oil Fund is 12:00 PM New York time.

These Basket sizes and Transaction Fees may be adjusted from time to time as set forth in the Prospectus without amending this Exhibit E.